Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Scott W. Hamer
President and Chief Executive Officer
(630) 545-0900

COMMUNITY FINANCIAL SHARES, INC.

ANNOUNCES PRIVATE PLACEMENT STOCK OFFERING

November 13, 2012, Glen Ellyn, Illinois — Community Financial Shares, Inc., (the “Company”) (PINK: CFIS), the parent company of Community Bank-Wheaton/Glen Ellyn (the “Bank”), announced today that it has entered into a securities purchase agreement with certain accredited investors and members of the Company’s Board of Directors and executive management team whereby the Company will initially issue an aggregate of $24.0 million of convertible preferred stock and common stock (the “Initial Offering”). The preferred stock will be convertible into shares of common stock at a conversion price of $1.00 per share, and the common stock will be sold at a per share price of $1.00.

Following the completion of the Initial Offering, the Company will conduct a rights offering to permit the Company’s current stockholders to participate in the transaction at the same price as the new investors. The rights offering will offer current stockholders the opportunity to purchase up to $3.0 million of common stock at a price of $1.00 per share. Following the rights offering, certain of the Initial Offering’s investors will have the option of purchasing a maximum of approximately $2.4 million worth of additional shares of preferred stock in order to preserve their percentage ownership interest in the Company’s outstanding shares as of the Initial Offering.

“We are pleased to be able to announce this capital raise and the confidence it demonstrates in our community and our organization by the investors participating in the offering,” said Scott W. Hamer, the President and Chief Executive Officer of the Company. “This capital raise represents an important step forward, further strengthening our capacity to serve the needs of individuals and businesses in our markets.”

The proceeds of the Initial Offering will be used to redeem the Company’s outstanding $6.9 million of preferred stock previously issued to the U.S. Department of Treasury pursuant to the TARP Capital Purchase Program (the “TARP Securities”). The Company has entered into an agreement with the Treasury Department pursuant to which, subject to the completion of the Initial Offering and the receipt of Federal Reserve Board approval, the Company will repurchase the TARP Securities for approximately 45% of the their total par value, and any accrued and unpaid dividends thereon. Proceeds from the Initial Offering will also be used (i) to repay the Company’s indebtedness to a third party lender, (ii) to enhance the Bank’s capital to levels that satisfy the requirements of its consent order with the FDIC and the Illinois Department of Financial and Professional Regulation, and to (iii) support the future operational growth of the Company.

“This private placement, when completed, will not only permit us to satisfy the capital requirements of our regulatory order, but will provide the Company and the Bank with capital to take advantage of growth opportunities within our market area and contiguous markets,” said Scott W. Hamer, President and Chief Executive Officer. As part of the private placement, three of the investors participating in the Initial Offering will each appoint a representative to serve on the Board of Directors. In addition, Donald H. Fischer has informed the Company that he will retire as the Chairman of the Company’s Board of Directors effective as of the closing of the Initial Offering. Subject to regulatory approval, Mr. Fischer’s successor will be Donald H. Wilson. Mr. Wilson is currently the Chairman and Chief Executive Officer of Stone Pillar Advisors, Ltd., a financial services strategic consulting firm, and has more than 25 years of experience in the banking industry. Mr. Wilson began his career at the Federal Reserve Bank of Chicago, serving in the bank examination and economic research divisions, and has subsequently held numerous executive management positions at several large financial institutions and financial services companies.

“Our Board of Directors is fully supportive of the transaction and strongly believes that this transaction is in the best interest of our stockholders and customers,” said Mr. Fischer. “We are also pleased to be able to offer our current stockholders the opportunity to participate in the Company’s capital raise through the rights offering at the same per share price that our new investors are paying for their interest in the Company. We are also pleased to strengthen our Board with the energy, experience and vision that Mr. Wilson and the three additional investor Board appointees will bring to the Company. Our Board and management team will work tirelessly with our advisors to bring this recapitalization effort to a conclusion.”

Terms of the Private Placement Offering

Pursuant to the terms of the securities purchase agreement, the Company will issue 4,315,300 shares of common stock, 133,411 shares of newly-created Series C preferred stock, 56,708 shares of newly-created Series D preferred stock and 6,728 shares of newly-created Series E preferred stock to investors in the Initial Offering. The shares of common stock will be sold at a price of $1.00 per share and the shares of Series C preferred stock, Series D preferred stock and Series E preferred stock will each be sold at a price of $100.00 per share. Each share of Series C preferred stock will be convertible, at the sole discretion of the holder of such shares, into 100 shares of Company common stock (based on a conversion price of $1.00 per share) and will be entitled to vote on an as-converted basis on any matter presented to the Company’s common stockholders.

The Series D preferred stock and Series E preferred stock will not have voting rights and will be convertible, at the sole discretion of the holder of such shares, into shares of Series C preferred stock, provided that no such conversion results in an investor holding more than a 9.99% or 4.99% voting ownership interest, respectively, in the Company, excluding for the purposes of this calculation any reduction in ownership resulting from transfers by such person of voting securities of the Company. The holders of the Series C preferred stock, Series D preferred stock and Series E preferred stock will be entitled to a liquidation preference equal to the purchase price of the shares in the event of any liquidation, dissolution or change in control of the Company.

An affiliate of Clinton Group, Inc. (“Clinton”) and certain institutional investors advised by the same investment advisor (the “Lead Institutional Purchasers”) will serve as lead purchasers in connection with the Initial Offering. Clinton will invest approximately $6.3 million and the Lead Institutional Purchasers will collectively invest approximately $2.5 million in the Initial Offering. Following the consummation of the Initial Offering, Clinton will hold a 9.9% voting interest in the Company, the Lead Institutional Purchasers will collectively hold a 9.9% voting interest in the Company, and one additional non-lead purchaser, Fullerton Capital Partners, LP, will hold a 9.9% voting interest in the Company. Each of these purchasers will have the option to purchase additional shares of preferred stock so that they may retain those voting ownership interests after the completion of the Rights Offering.

Upon consummation of the Initial Offering, the size of the Company’s and Bank’s Board of Directors will be fixed at nine members and, subject to the receipt of all required regulatory approvals, three of the investors participating in the offering will each appoint a representative to serve on the Board of Directors, and Donald H. Wilson will be appointed as Chairman of the Board.

The consummation of the private placement offering is subject to certain closing conditions set forth in the securities purchase agreement, including, but not limited to, the receipt of required regulatory and stockholder approvals. The Company currently anticipates that the transaction will be consummated in the fourth quarter of 2012.

FIG Partners LLC served as placement agent to the Company in connection with the private placement offering.

The Company plans to promptly file with the U.S. Securities and Exchange Commission and mail to its stockholders a written consent solicitation statement in connection with certain amendments to the Company’s certificate of incorporation that must be approved by stockholders in order to consummate the private placement offering. The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of stockholder consents. Information regarding our directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the U.S. Securities and Exchange Commission on June 22, 2012. The written consent solicitation statement will contain important information about the Company and related matters, including the current security holdings of the Company’s respective officers and directors. Stockholders are urged to read the written consent solicitation statement carefully when it becomes available.

The written materials described above and other documents filed by the Company with the SEC will be available free of charge from the U.S. Securities and Exchange Commission’s website at www.sec.gov.

About Community Financial Shares, Inc.

Community Financial Shares, Inc. is a bank holding company, headquartered in Glen Ellyn, Illinois, whose wholly-owned subsidiary, Community Bank-Wheaton/Glen Ellyn, is a state-chartered commercial bank insured by the FDIC. The Bank provides banking services common to the industry, including but not limited to, demand, savings and time deposits, loans, mortgage loan origination for investors, cash management, electronic banking services, internet banking services including bill payment, Community Investment Center services, and debit cards. The Company’s common stock is quoted on the Pink Sheets under the symbol “CFIS”. More information can be obtained by visiting CFIS’s web site at www.cbwge.com (which is not a part of this press release).

Cautionary Statement About the Private Placement Offering

The private placement offering involves the sale of securities in private transactions that will not be registered under the Securities Act of 1933, as amended, and will be subject to the resale restrictions promulgated thereunder. Such securities being sold in the private placement may not be offered or sold absent registration or an applicable exemption from registration. This news release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

“Safe Harbor Statement” Under the Private Securities Litigation Reform Act of 1995

Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “feels”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue”, or similar terms or the negative of these terms, or other statements concerning opinions or judgments of the Company’s management about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to: the regulatory and shareholder approvals required for the private placement may not be obtained or may not be obtained on the terms expected or on the schedule that we anticipate; and other closing conditions for the private placement may not be satisfied. In addition, factors that could have a material impact on the results of operations of the Company include, but are not limited to, pressures on the Company’s earnings, capital and liquidity resulting from current and future conditions in the credit and equity markets; the financial success or changing strategies of the Company’s customers; actions of government regulators or changes in laws, regulations or accounting standards that adversely affect our business; changes in the interest rate environment and the level of market interest rates that reduce our net interest margins and/or the values of loans we make and securities we hold; weather and similar conditions; continued or unexpected increases in credit losses in the Company’s loan portfolio; continued adverse conditions in general economic conditions and real estate values in our banking market (particularly as those conditions affect our loan portfolio, the abilities of our borrowers to repay their loans, and the values of loan collateral); and other developments or changes in our business that we do not expect. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this paragraph. The Company has no obligation, and does not intend, to update these forward-looking statements.